As filed with the Securities and Exchange Commission on April 25, 1994

                                  Registration No. 33-__________



                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            _______

                            FORM S-8


                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                             ________

                             CITICORP
        (Exact name of registrant as specified in its charter)

             Delaware                                 13-2614988
(State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                           399 Park Avenue
                         New York, NY 10043

                  Citicorp 1994 Stock Purchase Plan
              (formerly Citicorp 1988 Stock Purchase Plan)
                      (Full title of the plan)

                            Stephen E. Dietz
                       Associate General Counsel
                               Citibank, N.A.
                              425 Park Avenue
                            New York, NY 10043
                         Telephone: (212) 559-3430

                 (Name, address and telephone number, including
                      area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE



Title of                Amount to be           Proposed         Proposed                Amount of
securities to           registered              maximum         maximum                 registration
be registered                                offering price     aggregate               fee (1)


Common Stock,           21,781,897 shares        $37.125      $808,652,926           $278,845.88
$1 par value
per share

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)
underthe
Securities Act of 1933, as amended, based upon the average of the high and low prices of
theCommon Stock
of Citicorp on the New York Stock Exchange Composite Tape on April 21, 1994.

In accordance with Rule 429 under the Securities Act of 1933, the Prospectus used as Part I of this Registration Statement also constitutes the prospectus to be used in connection with the offer and sale of shares previously registered pursuant to Citicorp's Registration Statement on Form S-8, File No. 33-21331, the contents of which are hereby incorporated by reference herein.
                                      __________________

This Registration Statement shall hereafter become effective upon filing in accordance with Section 8(a) of the Act and Rule 462 thereunder.



The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report and Form 10-K for 1993 (the "1993 10-K") have been incorporated by reference into Citicorp's Registration Statement on Form S-8, File No. 33-21331 (the contents of which have been incorporated by reference herein) in reliance upon the report set forth in the 1993 10-K of KPMG Peat Marwick, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1993 financial statements contains an added explanatory paragraph which refers to the adoption by Citicorp of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."
                         PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Exhibits.

       4.1 Restated Articles of Incorporation, as amended through June 16, 1993, of Citicorp (incorporated herein by reference to Exhibit 3(i) from Citicorp's Registration Statement on Form S-3, File No. 33-64574).

       4.2       Bylaws of Citicorp.

       5          Opinion and consent of Stephen E. Dietz, Associate
                General Counsel of Citibank, N.A.

       23.1      Consent of KPMG Peat Marwick.

       23.2       Consent of Stephen E. Dietz, Associate General
                Counsel of Citibank, N.A. (included as part of Exhibit 5).

       24         Powers of Attorney of Messrs. Reed, Calloway, Chandler,
                Chia, Collins, Derr, Haynes, Rhodes, Ruding, Shrontz, Simonsen, Smith, Steffen, Thomas and Woolard and Ms. Ridgway as Directors and/or officers of Citicorp.

       The Plan is not regarded as a qualified plan under Section 401(a) of the U.S. Internal Revenue Code covering pension, profit sharing and stock bonus plans and therefore need not be filed with the Internal Revenue Service. The Plan is, however, a tax-qualified "Employee Stock Purchase Plan," meaning that the participant is not taxed on the gain resulting from acquiring the until the stock is sold.

                          SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on April 25, 1994.

                     CITICORP

                     By:   /s/ Robert N. Laughlin
                          Robert N. Laughlin
                           Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 25, 1994 by the following persons in the capacities indicated.



Signature                                       Capacity

        *                           Chairman and a Director of
                                 Citicorp
- -----------------------
John S. Reed                          (Principal Executive
                                    Officer)

/s/ Paul J. Collins                   Vice Chairman and a
                                    Director of Citicorp
- -----------------------
Paul J. Collins                       Principal Financial Officer


/s/ Thomas E. Jones                   Executive Vice President
- -----------------------
  Thomas E. Jones                       Principal Financial
                                    Officer(A)

        *                           Director
- -----------------------
D. Wayne Calloway

        *                           Director
- -----------------------
Colby H. Chandler

        *                           Director
Pei-yuan Chia

        *                           Director
- -----------------------
Kenneth T. Derr


        *                           Director
- -----------------------
H.J. Haynes

        *                           Director
- -----------------------
Rozanne L. Ridgway

        *                           Director
- -----------------------
William R. Rhodes

        *                           Director
- -----------------------
Dr. H. Onno Ruding


        *                           Director
- -----------------------
Frank A. Shrontz

        *                           Director
- -----------------------
Dr. Mario Simonsen

        *                           Director
- -----------------------
Roger B. Smith

        *                           Director
- -----------------------
Chistopher J. Steffen

        *                           Director
- -----------------------
Franklin A. Thomas

        *                           Director
- -----------------------
Edgar S. Woolard, Jr.

[FN]
document on behalf of each person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.



              By:      /s/ Robert N. Laughlin
                     Robert N. Laughlin
                     Attorney-in-Fact